                                                     REGISTRATION NO. 33-
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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                  NEW YORK                          14-0555980
        (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)        IDENTIFICATION NUMBER)

                                284 SOUTH AVENUE
                       POUGHKEEPSIE, NEW YORK 12601-4879
                                 (914) 452-2000
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

      JOHN E. MACK III, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                284 SOUTH AVENUE
                       POUGHKEEPSIE, NEW YORK 12601-4879
                                 (914) 486-5239
                                       OR
                     WILLIAM P. REILLY, ASSISTANT SECRETARY
                           ONE CHASE MANHATTAN PLAZA
                         NEW YORK, NEW YORK 10005-1401
                                 (212) 344-5680
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                        Copies of all communications to:
                              DAVID P. FALCK, ESQ.
                      WINTHROP, STIMSON, PUTNAM & ROBERTS
                             ONE BATTERY PARK PLAZA
                         NEW YORK, NEW YORK 10004-1490
                         (COUNSEL FOR THE UNDERWRITERS)

                                 (212) 858-1438

                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective, when warranted by market conditions and other factors.

                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

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                                                                              PROPOSED           PROPOSED
                                                                               MAXIMUM            MAXIMUM           AMOUNT OF
                TITLE OF EACH CLASS OF                     AMOUNT TO BE      OFFERING PRICE   AGGREGATE OFFERING    REGISTRATION
             SECURITIES TO BE REGISTERED                 REGISTERED(1)(2)    PER UNIT(1)(3)     PRICE(1)(2)(3)         FEE(4)
- ----------------------------------------------------------------------------------------------------------------------------------
Debt Securities and Common Stock, $5.00 par value, but
  not in excess of $40 million aggregate initial
  offering price of such Common Stock.................           --                --             $80,000,000          $27,600
- ----------------------------------------------------------------------------------------------------------------------------------
Cumulative Preferred Stock, par value $100 per
  share...............................................         250,000           $100.00          $25,000,000          $8,700
- ----------------------------------------------------------------------------------------------------------------------------------
Depositary Preferred Shares, each representing  1/4 of
  a share of Cumulative Preferred Stock, par value
  $100 per share, each evidenced by Depositary
  Receipts............................................        1,000,000            --                 --                 --
- ----------------------------------------------------------------------------------------------------------------------------------
Total..........................................................................................................       $36,300
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------

(1) The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price for each class of the Debt Securities and Common Stock, $5.00 par value, being registered have been omitted in accordance with the General Instructions to Form S-3.
(2) In no event will the aggregate initial offering price of the Debt Securities (excluding accrued interest) and Common Stock issued under this registration statement exceed $80,000,000; nor will the aggregate initial offering price of shares of Common Stock exceed $40,000,000.
(3) The proposed maximum offering price per unit and the proposed maximum aggregate offering price for the Cumulative Preferred Stock being registered have been estimated solely for the purpose of calculating the registration fee.
(4) The amount of the registration fee in respect of the Debt Securities, the Common Stock and the Cumulative Preferred Stock to be registered has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.

                 AMENDMENT FILED IN ACCORDANCE WITH RULE 473(a)

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                                  $80,000,000

                                      OF

                                DEBT SECURITIES
                                     AND/OR

                                  COMMON STOCK
                          (PAR VALUE $5.00 PER SHARE)

                                      AND

                                 250,000 SHARES

                                       OF

                           CUMULATIVE PREFERRED STOCK
                           (PAR VALUE $100 PER SHARE)

     Central Hudson Gas & Electric Corporation ("Company") may offer from time to time: (i) its Debt Securities ("Debt Securities"), consisting of its First Mortgage Bonds ("New Bonds") and/or Unsecured Notes ("Unsecured Notes"); (ii) its Cumulative Preferred Stock, par value $100 per share ("New Preferred Stock"); and (iii) its Common Stock, par value $5.00 per share ("Additional Common Stock"), each in amounts, at prices and on terms to be determined at the time or times of sale. The New Bonds, Unsecured Notes, New Preferred Stock and Additional Common Stock may be issued in one or more series or issuances. The aggregate initial offering price of the Debt Securities and the Additional Common Stock will not exceed $80,000,000 and the aggregate initial offering price of shares of the Additional Common Stock will not exceed $40,000,000. The number of shares of New Preferred Stock will not exceed 250,000. The New Bonds, Unsecured Notes, New Preferred Stock and Additional Common Stock are collectively referred to herein as the "Securities."

     For each offering of Securities for which this Prospectus is being delivered, there will be an accompanying Prospectus Supplement ("Prospectus Supplement") that sets forth, (i) with respect to the Debt Securities, the specific series designation, aggregate principal amount, rate (or method of calculation) and time of payment of interest, initial public offering price, maturity, repayment, redemption or repurchase terms, if any, credit enhancement, if any, and other specific terms, if any, of the series of the Debt Securities in respect of which this Prospectus and such Prospectus Supplement is being delivered ("Offered Bonds", in the case of the New Bonds, or "Offered Notes," in the case of the Unsecured Notes); (ii) with respect to New Preferred Stock, the number of shares, the specific title and series, any dividend, liquidation or redemption terms, the dividend payment dates, whether and to what extent the New Preferred Stock may be offered in the form of depositary preferred shares, each representing ownership of 1/4 of a share of New Preferred Stock ("Depositary Preferred Shares"), and whether application will be made to list any such Depositary Preferred Shares on the New York Stock Exchange, the initial public offering price and other specific terms, if any, of the series of New Preferred Stock in respect of which this Prospectus and such Prospectus Supplement is being delivered; (iii) and with respect to Additional Common Stock, the number of shares, the initial public offering price and the other specific terms, if any, of the offering thereof in respect of which this Prospectus and such Prospectus Supplement is being delivered. See "Description of the New Bonds," "Description of the Unsecured Notes," "Description of New Preferred Stock," "Description of Depositary Preferred Shares and Depositary Receipts," and "Description of Common Stock" under the caption "Securities."

     The outstanding shares of Common Stock are, and the Additional Common Stock, subject to official notice of issuance, will be listed on the New York Stock Exchange ("NYSE"). See "Securities -- Common Stock Dividends and Price Range."

     The Company may sell the Securities through underwriters or dealers, directly to one or more purchasers or through agents. The Prospectus Supplement will set forth the names of such underwriters, dealers or agents, if any, any applicable commissions or discounts and the net proceeds to the Company from the sale of the Securities thereby. See "Plan of Distribution," which also describes possible indemnification arrangements for underwriters and agents.

                            ------------------------

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
     THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.
                            ------------------------

               THE DATE OF THIS PROSPECTUS IS             , 1994

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AND OTHER SECURITIES OF THE COMPANY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NYSE, IN RESPECT OF THE ADDITIONAL COMMON STOCK AND ANY DEPOSITARY PREFERRED SHARES WHICH MAY BE LISTED ON SUCH EXCHANGE, OR OTHERWISE. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            ------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 ("1934 Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("Commission"). Certain information as of specified dates with respect to the Company's directors, and certain other information with respect to the remuneration paid by the Company to its directors and officers and with respect to interests of management and others in certain transactions with the Company, is disclosed in proxy statements distributed to shareholders of the Company and filed by it with the Commission. Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048; and copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, certain securities of the Company are listed on the NYSE, 20 Broad Street, New York, New York 10005, where reports, proxy materials and other information concerning the Company can also be inspected.

                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents heretofore filed with the Commission pursuant to the 1934 Act (File No. 1-3268):

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994.

     3. The Company's Current Reports on Form 8-K, dated January 5, 1994, January 24, 1994 and April 21, 1994.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of this offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act in each year during which the offering made by this Prospectus is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Annual Report on Form 10-K.

                            ------------------------

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

                            ------------------------

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Mr. Steven V. Lant, Treasurer and Assistant Secretary, Central Hudson Gas & Electric Corporation, 284 South Avenue, Poughkeepsie, New York 12601-4879; telephone number (914) 486-5254.

                                  THE COMPANY

     The Company was incorporated in 1926 under the Transportation Corporations Law of the State of New York as a consolidation of several operating utilities which had been accumulated under one management during the previous 26 years. The Company supplies electric and gas service in the Mid-Hudson River Valley region of New York State. The Company's principal executive office is located at 284 South Avenue, Poughkeepsie, New York 12601-4879 and its telephone number is
(914) 452-2000.

     Total revenues and operating income before income taxes (expressed as percentages), derived from electric and gas operations for each of the last three years, were as follows:

                                       PERCENT OF                       PERCENT OF OPERATING
                                     TOTAL REVENUES                  INCOME BEFORE INCOME TAXES
                                  ---------------------              --------------------------
                                  ELECTRIC         GAS               ELECTRIC               GAS
                                  --------         ----              --------               ---
    1993........................     82%            18%                 89%                 11%
    1992........................     82%            18%                 87%                 13%
    1991........................     86%            14%                 93%                  7%

     For the year ended December 31, 1993, the Company served an average of 259,650 electric and 59,218 gas customers. Of the Company's total electric revenues during that period, approximately 42% was derived from residential customers, 30% from commercial customers, 22% from industrial customers and 6% from other utilities and miscellaneous sources. Of the Company's total gas revenues during that period, approximately 45% was derived from residential customers, 30% from commercial customers, 4% from industrial customers, 14% from interruptible customers and 7% from miscellaneous sources (including revenues from transportation of customer-owned gas).

     The Company's largest customer is International Business Machines Corporation, which accounted for approximately 14% of the Company's total electric revenues and approximately 8% of its total gas revenues for the year ended December 31, 1993.

                                USE OF PROCEEDS

     The Company is offering hereby the Securities, in the maximum amounts described on the cover page of this Prospectus, on terms to be determined when an agreement or agreements to sell any or all of same are made from time to time.

     As more fully set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities, together with funds from operations and the proceeds of the sale of other securities, may be used by the Company for
(a) the payment of maturing issues of debt securities or the redemption of outstanding debt securities when such redemptions result in an overall cost savings to the Company; (b) redemption of one or more series of the Company's Cumulative Preferred Stock, when such redemptions result in an overall cost savings to the Company; (c) repaying commercial paper and/or short-term debt outstanding at any time; and/or (d) financing the expenditures for its construction program and for other corporate purposes. Excess proceeds, if any, from the sale of the Securities will be temporarily invested in short-term instruments pending application to the foregoing purposes. Any specific securities acquired with the proceeds of sales of any Securities will be set forth in the Prospectus Supplement relating to such Securities.

     The Company estimates it will require additional funds for its construction program and for other corporate purposes and expects to incur short-term borrowings and may issue and sell additional securities as needed, in amounts and of types presently undetermined.

     Reference is made to the Incorporated Documents with respect to the Company's construction program and other significant capital requirements and its general financing plan and capabilities.

                               RATIOS OF EARNINGS

RATIO OF EARNINGS TO FIXED CHARGES

                                                                                         TWELVE MONTHS
                                                      YEAR ENDED DECEMBER 31,                ENDED
                                              ----------------------------------------   SEPTEMBER 30,
                                              1989     1990     1991     1992     1993       1994
                                              ----     ----     ----     ----     ----   -------------
Ratio of Earnings to Fixed Charges*.........  2.33     2.43     2.70     3.07     3.29        3.40**

- ------------
 * Year-end figures for 1989, 1990, 1991 and 1992 are restated to conform to current (1993 and 1994) reporting which includes the interest portion of rent expense as a component of interest charges.

** For the three and nine months ended September 30, 1994, such ratios are 3.36 and 3.66, respectively, which reflect the seasonal nature of the Company's business.

     For purposes of this ratio, (i) earnings consist of pretax income from continuing operations to which fixed charges have been added; and (ii) fixed charges consist of interest charges on first mortgage bonds, other long-term debt, short-term debt, other interest charges, amortization of premium and expense on debt and the portion of rents representative of the interest factor.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The Company's ratio of earnings to fixed charges and preferred stock dividends for each of the last five fiscal years is as follows:

                                                                                         TWELVE MONTHS
                                                      YEAR ENDED DECEMBER 31,                ENDED
                                              ----------------------------------------   SEPTEMBER 30,
                                              1989     1990     1991     1992     1993       1994
                                              ----     ----     ----     ----     ----   -------------
Ratio of Earnings to Fixed Charges and
  Preferred Stock Dividends*................  1.96     2.04     2.22     2.49     2.65        2.74**
                                              ----     ----     ----     ----     ----       -----

- ------------
 * Year-end figures for 1989, 1990, 1991 and 1992 are restated to conform to current (1993 and 1994) reporting which includes the interest portion of rent expense as a component of interest charges.

** For the three and nine months ended September 30, 1994, such ratios are 2.72 and 2.98 respectively, which reflect the seasonal nature of the Company's business.

     For the purposes of this ratio, (i) earnings consist of pretax income from continuing operations to which fixed charges have been added; and (ii) fixed charges consist of interest charges on first mortgage bonds, other long-term debt, short-term debt, other interest charges, preferred stock dividends, amortization of premium and expense on debt and the portion of rents representative of the interest factor. Preferred stock dividend requirements have been adjusted to reflect the pretax earnings required to cover such dividend requirements.

                                   SECURITIES

DESCRIPTION OF THE NEW BONDS

     General: The New Bonds are to be issued as one or more series of First Mortgage Bonds ("Mortgage Bonds") under an Indenture of Mortgage, dated as of January 1, 1927, between the Company and American Exchange Irving Trust Company (now The Bank of New York), as trustee ("Mortgage Trustee"), as heretofore supplemented and amended and as to be supplemented by one or more supplemental indentures relating to the New Bonds. The Indenture of Mortgage, as heretofore supplemented and amended and as to be supplemented by said supplemental indenture or indentures, is hereinafter called the "Mortgage." The summaries herein concerning the New Bonds and the Mortgage do not purport to be complete and are qualified in their entirety by express reference to the Mortgage.

     Reference is made to the applicable Prospectus Supplement for the following terms of the Offered Bonds (among others): (i) the designation and series of the Offered Bonds; (ii) the percentage or percentages of their principal amount at which such Offered Bonds will be issued; (iii) the date or dates on which the Offered Bonds will mature; (iv) the rate or rates at which the Offered Bonds will bear interest; (v) the times at which such interest will be payable; (vi) the dates, if any, on which and the price or prices at which the Offered Bonds will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions, be redeemed by the Company, and the other detailed terms and provisions of such sinking funds; (vii) the date, if any, after which and the price or prices at which the Offered Bonds will, pursuant to any optional redemption or repurchase provisions, be redeemable or repurchaseable at the option of the Company or the holders thereof and the other detailed terms and provisions of such optional redemptions or repurchases;
(viii) whether the Offered Bonds are to be issued in whole or in part in book-entry form, and accordingly will be represented by, one or more global securities and, if so, the identity of the depositary for such global securities; and (ix) any other special terms or provisions not inconsistent with the terms of the Mortgage.

     Form and Exchangeability: The New Bonds will be issuable only in fully registered form, without coupons, and will be exchangeable for a like aggregate principal amount of New Bonds of other authorized denominations of the same series, unless otherwise specified in the applicable Prospectus Supplement.

     The Company shall not be required to make exchanges of the New Bonds for a period of 15 days next preceding any interest payment date, unless otherwise specified in the applicable Prospectus Supplement.

     In the event that all or substantially all of the properties of the Company are taken by the power of eminent domain, the Company, except in certain circumstances described in the Mortgage, is obligated to call all of the outstanding Mortgage Bonds for redemption at the then applicable redemption price (or if there is no applicable redemption price, then at 100% of their principal amount), together with accrued interest to the date fixed for redemption. Reference is made to the applicable Prospectus Supplement for the redemption price which shall be applicable to the Offered Bonds in the event that all or substantially all of the properties of the Company are taken by the power of eminent domain.

     The Mortgage provides that cash on deposit with the Trustee (on account of or relating to (i) a net deficiency in the annual depreciation or replacement reserve (as described under "Maintenance and Reserves" below), (ii) proceeds of insurance, (iii) proceeds of released property, (iv) compensation received for a partial taking of property by eminent domain, or (v) the basis for the issuance of additional bonds) in certain circumstances is permitted, or required, to be applied by the Company or the Trustee to the redemption or purchase of Mortgage Bonds of any series. The applicable Prospectus Supplement will describe the extent to which such provisions are applicable to the Offered Bonds, including the applicable redemption price.

     Security and Priority: The New Bonds will rank equally as to security with the Mortgage Bonds of other series presently outstanding under the Mortgage (except insofar as a sinking fund established in accordance with the provisions of the Mortgage may afford additional security for the bonds of any particular series) which is, in the opinion of Gould & Wilkie, the Company's counsel, a valid, binding and direct lien on all real estate and property of the Company (including franchises, easements, rights of way and other rights relating to real estate) specifically or generally described or referred to in the Mortgage as subject to the lien thereof and now owned by the Company, subject to no liens or encumbrances, except (i) taxes for the current year and taxes and assessments not yet due, (ii) certain encumbrances on easements or rights of way and certain minor liens and encumbrances, which, in the opinion of said counsel, do not materially affect the use of such property by the Company in the normal course of its business, and (iii) any other liens or encumbrances defined in the Mortgage as "excepted encumbrances." There are no obligations secured by a lien on the property of the Company outstanding except those issued under the Mortgage. The Mortgage contains provisions subjecting to the lien thereof such property and franchises subsequently acquired.

     Issuance of Mortgage Bonds: The New Bonds are of a series which is unlimited in aggregate principal amount, except as otherwise provided in the Mortgage, and except as may be provided in any subsequent supplemental indenture. Additional Mortgage Bonds of the same or other series may be issued under the Mortgage in principal amount unlimited except as aforesaid. Such additional Mortgage Bonds may be so issued upon the basis (each a "Basis") of (1) 66 2/3% of the "net bondable value of property additions," as that term is defined in the Mortgage; (2) 66 2/3% of the amount by which such net bondable value is increased by the retirement or reduction of "prior lien bonds," as that term is defined in the Mortgage; (3) cash deposited with the Trustee; or (4) refunding or replacing a like aggregate principal amount of any Mortgage Bonds theretofore issued under the Mortgage and then retired.

     As a further condition to the issuance of Mortgage Bonds upon the Bases specified in clauses (1), (2) or (3) of the immediately preceding paragraph, the Mortgage requires that the Company's "net earnings," as that term is defined in the Mortgage, for 12 consecutive calendar months within the 15 calendar months immediately preceding the date when the Mortgage Trustee receives any application for authentication and delivery of such Mortgage Bonds must exceed two times the interest charges for one year on (a) all Mortgage Bonds outstanding under the Mortgage, (b) the Mortgage Bonds then applied for, (c) all prior lien bonds to be outstanding immediately after the authentication of the Mortgage Bonds then applied for, and (d) all indebtedness secured by any lien prior to the lien of the Mortgage if the indebtedness secured thereby has been assumed by the Company or if the Company customarily pays the interest on such indebtedness. For the 12 months ended September 30, 1994, such ratio of net earnings to interest charges was 6.67; and at such date the Company could have issued $437 million of additional Mortgage Bonds upon the Bases specified in clauses (1), (2) or (3) above and such "net earnings" limitation, assuming an annual interest rate of 9%.

     The amount of net bondable value of property additions at September 30, 1994 was approximately $223 million. Therefore, the amount of additional Mortgage Bonds issuable with respect thereto upon the Basis specified in clause
(1) above was approximately $148 million. In addition, at September 30, 1994, approximately $353 million of additional Mortgage Bonds could have been issued upon the Basis specified in clause (4) above, against Mortgage Bonds which have been retired.

     Accordingly, as of September 30, 1994, the Company could have issued under the applicable Bases and the "net earnings" limitation an aggregate of approximately $501 million principal amount of additional Mortgage Bonds.

     Cash deposited with the Mortgage Trustee against the issuance of Mortgage Bonds may be withdrawn to the extent of 66 2/3% of the net bondable value of property additions. At September 30, 1994, no cash was on deposit with the Mortgage Trustee under said provision.

     Reference is made to the applicable Prospectus Supplement for the Basis or Bases under the Mortgage upon which the Offered Bonds are to be issued.

     Maintenance and Reserves: The Company covenants to maintain the trust estate (property subject to the lien of the Mortgage) in first class operating condition. Upon demand by the Trustee on the written request of the holders of at least 2% in principal amount of outstanding Mortgage Bonds, the Company shall cause an independent engineer to examine the trust estate, and, if in the opinion of such independent engineer, the trust estate has not been so maintained, the Company shall remedy any such deficiency by making the expenditures certified by the independent engineer as necessary for such purpose. Until such independent engineer shall certify that such deficiency has been remedied, there shall be deducted from the principal amount of Mortgage Bonds otherwise issuable or cash otherwise withdrawable the amount stated in the report of such independent engineer as necessary to remedy such deficiency in maintenance less any sums which may have been expended to remedy the deficiency since the date of such report.

     The Company must maintain a proper reserve for renewals, replacements and retirements of property and make periodic credits, at least annually thereto, by charges to operating expenses, sufficient to provide adequately for losses by reason of wear and tear, inadequacy and obsolescence or catastrophe not covered by insurance. Such credits shall be not less than as may be required by accepted accounting practice for like corporations or as may be prescribed by the Public Service Commission of the State of New York or any other governmental agency having jurisdiction. The Company shall annually furnish to the Mortgage Trustee a certificate by an independent engineer as to the adequacy of the annual depreciation accrual. The Company has furnished to the Mortgage Trustee the annual opinions of independent engineers required by the Mortgage that depreciation (as defined in the Mortgage) was not in excess of amounts credited to depreciation or replacement reserves during the year under consideration.

     The New Bonds are not subject to the provisions of Article XXI of the Mortgage, except that the New Bonds are subject to the redemption provisions of such Article XXI because of the applicability of such Article to Mortgage Bonds of all series so long as any Mortgage Bonds of any series created prior to 1994 are outstanding. Article XXI of the Mortgage, which will remain in effect so long as any First Mortgage Bonds of any series created prior to 1994 are outstanding, provides that, to the extent that the cost of property additions during a year less the total amount of (i) cash withdrawn from moneys deposited with the Mortgage Trustee as permitted by the Mortgage, plus (ii) cash expended by the Company for property additions from insurance proceeds received on account of loss of materials and supplies, or on account of any other loss under $50,000, is less than the greater of:

          (a) the sum of the amount credited to depreciation or replacement reserves through charges to operating expense and the excess, if any, of depreciation (as defined in the Mortgage) over amounts so credited as shown by the certificate of an independent engineer, or

          (b) an amount equal to 2% of the gross book value of depreciable property,

the Company must annually deposit cash with the Mortgage Trustee unless such deficiency is offset by a credit (the amount by which the foregoing cost of property additions, less the amount in (i) and (ii) above, exceeds the greater of (a) or (b) above) for each of the preceding two years. Such credits may be used to offset such deficiency only to the extent of net bondable value of property additions if, within the year with respect to which the deposit is made and the two years next preceding, Mortgage Bonds have been issued on account of property additions or cash withdrawn. At September 30, 1994, no cash was on deposit with the Mortgage Trustee under the above provision.

     Any cash deposited with the Mortgage Trustee in respect of any such net deficiency may be withdrawn under circumstances specified in the Mortgage. Any such cash not withdrawn, upon order of the Company, must be used to redeem or purchase Mortgage Bonds (including the New Bonds) in accordance with the provisions of the Mortgage. If any cash left on deposit with the Mortgage Trustee for 12 consecutive months or more is in excess of $350,000, the amount of such cash in excess of $250,000 must be applied by the Mortgage Trustee to redeem or purchase Mortgage Bonds, subject to certain exceptions set forth in the Mortgage.

     There are no provisions in the Mortgage restricting the declaration of dividends or requiring the maintenance of any asset ratio.

     Modification of Mortgage: The Mortgage may be modified if approved by the holders of not less than 75% in aggregate principal amount of the Mortgage Bonds at the time outstanding which would be affected by the action proposed to be taken, except that if any such action affects two or more series the approval of 75% of the aggregate principal amount of the Mortgage Bonds of such two or more series at the time outstanding is required (the approval of the holders of 75% of the principal amount of Mortgage Bonds of each of such series not being required) provided that no such modification shall (1) extend the due dates of principal or interest or (2) reduce the amount of principal, interest or premium or (3) limit the right of a holder of a Mortgage Bond to institute suit for the enforcement of payment of principal or interest in accordance with the terms of the Mortgage Bonds, without the consent of the holder of each Mortgage Bond which would be so affected; nor shall any such modification (a) reduce the percentages of the principal amount of Bonds the holders of which are required to consent to any supplemental indenture or (b) deprive any non-assenting holder of a Mortgage Bond of a lien upon the property subject to the Mortgage for the security of his or her Mortgage Bonds or (c) create any mortgage or pledge or lien in the nature thereof ranking prior to or equal with the lien of the Mortgage. In any event, modifications may not be made which would permit certain actions to be taken with the approval of the holders of less than a majority of the Mortgage Bonds outstanding, or which would permit the postponement of the payment of interest without the approval of the holders of 75% of all the Mortgage Bonds outstanding, or which would permit the postponement of interest for more than 3 years.

     The Mortgage may be modified as to matters which are not of a substantive nature without the consent of the holders of any of the Mortgage Bonds outstanding, including such modifications as shall be necessary to effect the qualification of the Mortgage under the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), or under any similar federal statute as may be enacted, and including the addition to the Mortgage of certain other provisions as may be expressly permitted by the Trust Indenture Act.

     Events of Default, Remedies: The following events are defined as events of default in the Mortgage:

          (a) failure to pay principal of any of the Mortgage Bonds when due and payable;

          (b) failure for 30 days to pay interest due and payable on any of the Mortgage Bonds;

          (c) failure to pay interest upon or principal of any outstanding prior lien bonds (none of which presently exist) continuing beyond the period of grace specified in the prior lien mortgage securing same;

          (d) certain acts of bankruptcy, insolvency or reorganization; and

          (e) failure to perform any other covenant or agreement contained in the Mortgage or in any of the Mortgage Bonds for a period of 60 days after written notice to the Company by the Mortgage Trustee. Compliance with Mortgage provisions is evidenced by periodic statements filed by the Company with the Mortgage Trustee.

     Upon the occurrence of any of such events of default, the Mortgage Trustee may, and upon the written request of the holders of a majority in principal amount of the Mortgage Bonds must, (1) declare the principal and interest accrued thereon of all outstanding Mortgage Bonds due and payable for all purposes under the Mortgage, and/or (2) upon being indemnified (as hereinafter described), sell at public auction, in accordance with the laws of the State of New York and the terms of the Mortgage, the whole of the trust estate as provided by the terms of the Mortgage. However, if such default is cured, the holders of a majority in principal amount of all Mortgage Bonds outstanding, may, in writing, waive such default and its consequences and rescind such declaration.

     The Mortgage provides that the Mortgage Trustee, within 90 days after the occurrence of a default thereunder, is required to give the holders of the Mortgage Bonds notice of all defaults known to it, unless cured; provided, however, that, except in the case of a default in the payment of the principal of or interest on any of the Mortgage Bonds or in the payment of any sinking or purchase fund installment, the Mortgage Trustee may withhold such notice if the Mortgage Trustee determines that it is in the interest of the holders of the Mortgage Bonds to do so.

     The holders of a majority in principal amount of the Mortgage Bonds outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or conferred by the Mortgage upon, the Mortgage Trustee; provided, however, that the Mortgage Trustee may, if it determines in good faith that such direction would unjustly prejudice the right of non-assenting Mortgage Bondholders, decline to follow such direction.

     The Mortgage Trustee, before proceeding to enforce any of the covenants under the Mortgage, may request security and indemnity, adequate to its satisfaction, against the costs, expenses and liabilities to be incurred in or by reason of such enforcement action.

     Upon occurrence of any of such events of default, the holders of 25% or more of the principal amount of the Mortgage Bonds may declare the principal and interest accrued thereon of all outstanding Mortgage Bonds due and payable for all purposes under the Mortgage.

     The Company is required to furnish annually to the Mortgage Trustee a certificate as to the compliance by the Company with all conditions and covenants under the Mortgage without regard to any period of grace or requirement of notice provided under the Mortgage.

     Concerning the Mortgage Trustee: The Company has entered into a revolving credit arrangement with the Mortgage Trustee and a group of lenders under which it may borrow funds from time to time. The Mortgage Trustee also acts as depositary of part of the funds of the Company.

     The Mortgage Trustee is trustee under a nuclear decommissioning trust for the Company's interest in the Nine Mile 2 Plant described in the Incorporated Documents.

DESCRIPTION OF THE UNSECURED NOTES

     General: The Unsecured Notes will be issued under an indenture, dated as of April 1, 1992 ("Indenture"), between the Company and First Trust of New York, National Association (as successor trustee to Morgan Guaranty Trust Company of New York), as Trustee ("Indenture Trustee"). The summaries herein concerning the Unsecured Notes and the Indenture do not purport to be complete and are qualified in their entirety by express reference to the Indenture.

     The Indenture provides that, in addition to the $35 million aggregate principal amount of debt securities previously issued thereunder and any Unsecured Notes, additional debt securities (including both interest bearing and original issue discount securities) may be issued thereunder, without limitation as to the aggregate principal amount. The Unsecured Notes and all other debt securities issued and hereafter to be issued under the Indenture are collectively referred to as the "Indenture Securities." The Indenture does not limit the amount of other debt, secured or unsecured, which may be issued by the Company. The Unsecured Notes will rank pari passu with all other unsecured indebtedness of the Company.

     Reference is made to the applicable Prospectus Supplement for a description of the following terms of the Offered Notes in respect of which this Prospectus is being delivered: (i) the title of such Offered Notes; (ii) the limit, if any, upon the aggregate principal amount of such Offered Notes; (iii) the rate or rates, or the method of determination thereof, at which such Offered Notes will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable ("Interest Payment Date"); and the regular record dates for the interest payable on such Interest Payment Dates; (iv) the obligation, if any, of the Company to redeem or purchase such Offered Notes pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Offered Notes will be redeemed or purchased, in whole or in part, pursuant to such obligation;
(v) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Offered Notes may be redeemed or repurchased, if any, in whole or in part, at the option of the Company; (vi) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Offered Notes will be issuable; (vii) whether such Offered Notes are to be issued in whole or in part in the form of one or more global Unsecured Notes and, if so, the identity of the depositary for such global Unsecured Notes; (viii) the terms under which the Offered Notes may be convertible into Common Stock or other securities of the Company and (ix) any other terms of such Offered Notes not inconsistent with the provisions of the Indenture.

     Payment of Notes; Transfers, Exchanges: Except as may be provided in the applicable Prospectus Supplement, interest, if any, on each Unsecured Note payable on each Interest Payment Date will be paid to the person in whose name such Unsecured Note is registered (the registered holder of any Indenture Security being herein called a "Holder") as of the close of business on the regular record date relating to such Interest Payment Date; provided, however, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, hereinafter "Maturity") will be paid to the person to whom the principal of such Unsecured Note is paid. However, if there has been a default in the payment of interest on any Unsecured Note, such defaulted interest may be payable to the Holder of such Unsecured Note as of the close of business on a date selected by the Indenture Trustee not more than 15 days and not less than 10 days prior to the date proposed by the Company for payment of such defaulted interest.

     Principal of and premium, if any, and interest, if any, on the Unsecured Notes at Maturity will be payable upon presentation of the Unsecured Notes at the principal corporate trust office of First Trust of New York, National Association, or of any successor paying agent, in New York, New York. The Company may change the place of payment on the Unsecured Notes, may appoint one or more paying agents (including the Company) and may remove any paying agent, all in its discretion. The applicable Prospectus Supplement, or a supplement thereto, will identify any new place of payment and any paying agent appointed and will disclose the removal of any paying agent effected prior to the date of such Prospectus Supplement or supplement thereto.

     The transfer of Unsecured Notes may be registered, and Unsecured Notes may be exchanged for other Unsecured Notes of authorized denominations and of like tenor and aggregate principal amount, at the principal corporate trust office of First Trust of New York, National Association, or any successor transfer agent and registrar, in New York, New York. The Company may change the place for registration of transfer of the Unsecured Notes, may appoint one or more additional security registrars or transfer agents (including the Company) and may remove any security registrar or transfer agent, all in its discretion. The applicable Prospectus Supplement, or a supplement thereto, will identify any new place for registration of transfer and any additional security registrar or transfer agent appointed and will disclose the removal of any security registrar or transfer agent effected prior to the date of such Prospectus Supplement or supplement thereto. No service charge will be made for any transfer or exchange of the Unsecured Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company will not be required (a) to issue, register the transfer of, or exchange Unsecured Notes during a period of 15 days prior to giving any notice of redemption or (b) to issue, register the transfer of, or exchange any Unsecured Note selected for redemption in whole or in part, except the unredeemed portion of any Unsecured Note being redeemed in part.

     Redemption: Any terms of the optional or mandatory redemption of Offered Notes will be set forth in the applicable Prospectus Supplement. Except as shall otherwise be provided with respect to Offered Notes redeemable at the option of the Holder, such Offered Notes will be redeemable only upon notice, by mail, not less than 30 nor more than 60 days prior to the date fixed for redemption and, if less than all of the Offered Notes of any series, or any tranche thereof, are to be redeemed, the particular Offered Notes will be selected by such method as the Indenture Trustee deems fair and appropriate.

     Any notice of optional redemption may state that such redemption shall be conditional upon the receipt by the Indenture Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Unsecured Notes and that if such money has not been so received, such notice will be of no force or effect and the Company will not be required to redeem such Unsecured Notes.

     Events of Default: The following constitute events of default under the Indenture with respect to each series of Indenture Securities outstanding thereunder:

          (a) failure to pay any interest on any Indenture Security of such series within 60 days after the same becomes due and payable;

          (b) failure to pay any principal of or premium, if any, on any Indenture Security of such series within three Business Days (as defined in the Indenture) after the same becomes due and payable;

          (c) failure to perform or breach of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty of the Company in the Indenture solely for the benefit of one or more series of Indenture Securities other than the Unsecured Notes), for 60 days after written notice to the Company by the Indenture Trustee, or to the Company and the Indenture Trustee by the Holders of at least 33% in principal amount of the Indenture Securities of such series outstanding under the Indenture as provided in the Indenture;

          (d) a default under any evidence of indebtedness by the Company (including a default with respect to any series of Unsecured Notes or Mortgage Bonds), or a default under any instrument under which there may be issued any such indebtedness (including the Indenture and the Mortgage), in each case aggregating in excess of $5 million, which default shall constitute a failure to pay the principal of such indebtedness when due and payable (after the expiration of any applicable grace period) or shall have resulted in the acceleration of when such indebtedness becomes due and payable if (i) either the Indenture Trustee, or at least 10% in principal amount of any outstanding series of Unsecured Notes, shall have given the Company notice of such default and (ii) within 10 days of said notice, such indebtedness is not discharged or such acceleration is not rescinded or annulled;

          (e) certain events of bankruptcy, insolvency or reorganization; and

          (f) any other event of default specified with respect to Indenture Securities of such series.

     Remedies: If an event of default with respect to any series of Indenture Securities occurs and is continuing, then either the Indenture Trustee or the Holders of not less than 33% in principal amount of the outstanding Indenture Securities of such series may declare the principal amount (or if the Indenture Securities of such series are discount notes or similar Indenture Securities, such portion of the principal amount as may be specified in the applicable Prospectus Supplement) of all of the Indenture Securities of such series to be due and payable immediately; provided, however, that if such an event of default occurs and is continuing with respect to more than one series of Indenture Securities, the Indenture Trustee or the Holders of not less than 33% in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, may make such declaration of acceleration and not the Holders of the Indenture Securities of any one of such series.

     At any time after the declaration of acceleration with respect to the Indenture Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event or events of default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

          (a) the Company has paid or deposited with the Indenture Trustee a sum sufficient to pay

             (1) all overdue interest on all Indenture Securities of such series;

             (2) the principal of and premium, if any, on any Indenture Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Indenture Securities;

             (3) interest upon overdue interest at the rate or rates prescribed therefor in such Indenture Securities, to the extent that payment of such interest is lawful; and

             (4) all amounts due to the Indenture Trustee under the Indenture;

     and

          (b) any other event or events of default with respect to the Indenture Securities of such series, other than the nonpayment of the principal of the Indenture Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

     If any such event of default with respect to the Indenture Securities of any series occurs and is continuing, the Holders of a majority in principal amount of the outstanding Indenture Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Indenture Securities of such series; provided, however, that if such an event of default occurs and is continuing with respect to more than one series of Indenture Securities, the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Indenture Securities of any one of such series; and provided, further, that (a) such direction will not be in conflict with any rule of law or with the Indenture and could not involve the Indenture Trustee in personal liability in circumstances where reasonable indemnity would not be adequate, (b) the Indenture Trustee may take any other action it deems proper which is not inconsistent with such direction, and (c) the Indenture Trustee shall not be obligated to take any action unduly prejudicial to Holders not joining in such direction. The right of a Holder of any Indenture Security of such series to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, but each Holder has an absolute right to receive payment of principal and premium, if any, and interest, if any, when due and to institute suit for the enforcement of any such payment. The Indenture provides that the Indenture Trustee, within 90 days after the occurrence of any default thereunder with respect to the Indenture Securities of a series, is required to give the Holders of the Indenture Securities of such series notice of any default known to it, unless cured or waived; provided, however, that, except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on any Indenture Securities of such series, the Indenture Trustee may withhold such notice if the Indenture Trustee determines that it is in the interest of such Holders to do so; and provided, further, that in the case of such an event of default of the character specified above in clause (c) under "Securities -- Description of the Unsecured Notes -- Events of Default," no such notice shall be given to such Holders until at least 75 days after the occurrence thereof.

     The Company will be required to furnish annually to the Indenture Trustee a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

     Covenants: Maintenance of Property; Preservation of Rights; Consolidation, or Merger, etc.; Negative Pledge: The Company will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and will cause (or with respect to property owned in common with others make reasonable effort to cause) to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly conducted; provided, however, that the foregoing shall not prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business.

     Subject to the provisions described in the next paragraph, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, (i) preservation thereof is no longer desirable in the conduct of the business of the Company and (ii) the loss thereof does not adversely affect the interests of the Holders in any material respect.

     The Company will not consolidate with or merge into any other corporation or corporations or convey, transfer or lease its properties and assets substantially as an entirety to any person or persons unless (a) the corporation or corporations formed by such consolidation or into which the Company is merged or the person or persons which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety, expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the outstanding Indenture Securities and the performance of all of the covenants of the Company under the Indenture, (b) immediately after giving effect to any such transaction no event of default, and no event which after notice or lapse of time would become an event of default, will have occurred and be continuing, and
(c) the Company will have delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel as provided in the Indenture.

     The Company will not incur or permit to exist any mortgage, lien, pledge, charge or encumbrance of any kind (other than "Excepted Encumbrances") upon its property (other than "Excepted Property") to secure indebtedness without equally and ratably securing the outstanding Indenture Securities of all series, including the Unsecured Notes; provided, however, that this restriction shall not apply in certain circumstances, including the pledging by the Company of assets in connection with the incurrences of indebtedness in aggregate principal amount not exceeding 3% of the Company's net tangible utility assets at any time outstanding. "Excepted Encumbrances" includes, among other things, the following: (i) liens for taxes not delinquent and being contested in good faith by the Company; (ii) easements, rights of way, restrictions or reservations in the Company's property for, among other things, roads, utility transmission and distribution facilities and other utility rights of way and immaterial defects in title; (iii) purchase money mortgages on property acquired after the date of the Indenture; (iv) liens existing on assets prior to the acquisition thereof;
(v) the lien of the Mortgage (accordingly, there is no restriction in the Indenture on additional issuances of Mortgage Bonds); and (vi) liens arising out of the refinancing, extension renewal or refunding of indebtedness secured by any lien permitted as certain Excepted Encumbrances, including by any of the foregoing clauses (iii), (iv) and (v). "Excepted Property" generally means personal property used in the ordinary business of the Company, including cash, accounts receivable, stock in trade, products generated or purchased by the Company, office equipment, motor vehicles, fuel, and gas.

     Modification of Indenture: Without the consent of any Holders of Indenture Securities, the Company and the Indenture Trustee may enter into one or more supplemental indentures for any of the following purposes:

          (a) to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and the Indenture Securities; or

          (b) to add to the covenants of the Company for the benefit of the Holders of all or any series of outstanding Indenture Securities or to surrender any right or power conferred upon the Company by the Indenture; or

          (c) to add any additional events of default with respect to all or any series of outstanding Indenture Securities; or

          (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture; provided that if such change, elimination or addition will adversely affect the interests of the Holders of Indenture Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no Indenture Security of such series remaining outstanding under the Indenture; or

          (e) to provide collateral security for the Indenture Securities; or

          (f) to establish the form or terms of Indenture Securities of any series as permitted by the Indenture; or

          (g) to evidence and provide for the acceptance of appointment of a successor Indenture Trustee under the Indenture with respect to the Indenture Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one trustee; or

          (h) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of Indenture Securities; or

          (i) to change any place where (1) the principal of and premium, if any, and interest, if any, on Indenture Securities of any series, or any tranche thereof, shall be payable, (2) any Indenture Securities of any series, or any tranche thereof, may be surrendered for registration of transfer, (3) Indenture Securities of any series, or any tranche thereof, may be surrendered for exchange, and (4) notices and demands to or upon the Company in respect of the Indenture Securities of any series, or any tranche thereof, and the Indenture may be served; or

          (j) to cure any ambiguity or inconsistency or to make any other provisions with respect to matters or questions arising under the Indenture, provided such provisions shall not adversely affect the interests of the Holders of Indenture Securities of any series in any material respect.

     Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Indenture to require changes to the Indenture or the incorporation therein of additional provisions or permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, are required by the Trust Indenture Act to be contained in the Indenture, the Company and the Indenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to effect or reflect any such change, incorporation or elimination.

     The consent of the Holders of not less than a majority in principal amount of the Indenture Securities of all series then outstanding under the Indenture, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture pursuant to an indenture or supplemental indenture; provided, however, that if less than all of the series of Indenture Securities outstanding under the Indenture are directly affected by a supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture Securities of any series shall have been issued in more than one tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Indenture Securities of one or more, but less than all, of such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Indenture Securities outstanding of all tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture will, without the consent of the Holder of each Indenture Security outstanding under the Indenture of each such series or tranche directly affected thereby, (a) change the stated maturity of, or any installment of principal of or the rate of interest on (or the amount of any installment of interest on), any Indenture Security, or reduce the principal thereof or redemption premium thereon, if any, or change the amount payable upon acceleration of a discount note or method of calculating the rate of interest thereon, or otherwise modify certain terms of payment of the principal thereof or interest or premium thereon, (b) reduce the percentage in principal amount of the Indenture Securities outstanding under such series or tranche required to consent to any supplemental indenture or waiver under the Indenture or to reduce the requirements for quorum and voting, or (c) modify certain of the provisions in the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults.

     A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Indenture Securities or of one or more tranches thereof, or which modifies the rights of the Holders of Indenture Securities of such series or tranche with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of any other Indenture Securities.

     Defeasance: The Indenture Securities of any series, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture (except as to any surviving rights of registration of transfer or exchange expressly provided for in the Indenture), and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Indenture Trustee, in trust: (a) money in the amount which will be sufficient, or (b) Government Obligations (as defined below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Indenture Trustee, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities or portions thereof on and prior to the maturity thereof. For this purpose, "Government Obligations" include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

     As a condition to defeasing the Offered Notes as described above, the Company is obligated to obtain a legal opinion to the effect that the defeasance of the Offered Notes will be tax free to the Holders of the Offered Notes to be defeased.

DESCRIPTION OF NEW PREFERRED STOCK

     The following statements are brief summaries of certain provisions with respect to the Serial Preferred Stock of the Company and the New Preferred Stock contained in the Company's Restated Certificate of Incorporation, as amended and as proposed to be amended ("Certificate of Incorporation"), filed as Exhibits to the Registration Statement of which this Prospectus is a part. These summaries do not purport to be complete and reference is made to said Exhibits for complete statements of such provisions.

     Terms of New Preferred Stock: Reference is made to the applicable Prospectus Supplement which accompanies this Prospectus for the following terms and other information with respect to the New Preferred Stock being offered thereby: (1) the number of shares, and designation and series of such New Preferred Stock; (2) the dividend rate or method of calculation thereof; and (3) any redemption terms, sinking fund requirements, or other specific terms applicable to the New Preferred Stock.

     General: The Certificate of Incorporation authorizes a total of 31,200,000 shares, consisting of 1,200,000 shares of Serial Preferred Stock having a par value of $100 per share ("Serial Preferred Stock") and 30,000,000 shares of Common Stock having a par value of $5 per share ("Common Stock"). The Serial Preferred Stock is issuable from time to time in one or more series. The number of shares of each such series to be issued shall be determined by the Board of Directors of the Company. The New Preferred Stock will constitute one or more new series of the Serial Preferred Stock of the Company. In addition to the New Preferred Stock, there are presently authorized eight series of Serial Preferred Stock of which an aggregate of 810,300 shares were issued and outstanding as of September 30, 1994.

     Dividend Rights: Before any dividends on the Common Stock shall be paid or set apart for payment, holders of outstanding Serial Preferred Stock, including the New Preferred Stock, are entitled to cumulative preferential dividends when and as declared by the Board of Directors from the surplus of the Company at the dividend rate (or method of calculation thereof) set forth in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, dividend payment dates for the New Preferred Stock will be the first days of January, April, July and October in each year. Unless otherwise set forth in the applicable Prospectus Supplement, dividends shall accrue from the date of original issuance. The holders of the New Preferred Stock shall not be entitled to receive any dividends in excess of cumulative dividends and no interest shall accrue upon dividends in arrears.

     Dividends in full shall not be declared and set apart for payment or paid on the Serial Preferred Stock of any series for any dividend period unless dividends in full have been or are contemporaneously declared and set apart for payment or paid on the Serial Preferred Stock of all series then outstanding for all the dividend periods terminating on the same or an earlier date. When the stated dividends are not paid in full the shares of all series of the Serial Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full.

     There is no provision restricting the repurchase or redemption of any series of Serial Preferred Stock by the Company when dividends are in arrears.

     Voting Rights: Unless at any time dividends on any series of New Preferred Stock shall not have been paid for periods aggregating one year or more, the holders of such stock will not, except as otherwise provided by law, have any voting powers whatever with respect to such series of New Preferred Stock held by them, except that the holders of such stock will be entitled to vote or act separately as a class with respect to any proposal to authorize any amendment of the Certificate of Incorporation which alters the preferences of outstanding shares of such series of New Preferred Stock or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of such series of New Preferred Stock or which increases the authorized amount of the Serial Preferred Stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of such series of New Preferred Stock will be required for any such amendment. In case at any time dividends on any series of New Preferred Stock shall not have been paid in full for periods aggregating one year or more, then and until all dividends accrued upon such series of New Preferred Stock shall have been paid, the holders of such series of New Preferred Stock (a) will have the right, together with the holders of all other Serial Preferred Stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Company, and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class.

     The voting rights of the New Preferred Stock will be substantially similar to those of the other series of Serial Preferred Stock. The holders of the Common Stock are entitled to one vote for each share of such Common Stock at all shareholders' meetings. See "Securities -- Description of Common Stock -- Voting Rights" below.

     Liquidation Rights: The holders of each series of New Preferred Stock will be entitled to receive before any payment or distribution of the assets of the Company shall be made to the holders of the Common Stock (a)(i) an amount equal to the then applicable optional redemption price for such series upon any voluntary dissolution, liquidation or winding up of the Company resulting in a distribution of assets to its shareholders, or (ii) if at the time such series of New Preferred stock shall not be redeemable, the amount, if any, set forth in the applicable Prospectus Supplement and (b) the sum of $100 per share upon any involuntary dissolution, liquidation or winding up of the Company resulting in a distribution of assets to its shareholders, plus in each case accrued dividends, if any. The consolidation or merger of the Company with or into any other corporation or corporations shall not be deemed to be a dissolution, liquidation or winding up of the Company unless the effect thereof shall be to cause a distribution of assets among its shareholders. After such payments to the holders of the New Preferred Stock and preferential payments, if any, to holders of other Serial Preferred Stock, holders of Common Stock will be entitled to receive the remaining assets of the Company in proportion to the number of shares held by them respectively.

     If the assets distributable upon the dissolution, liquidation or winding up of the Company shall be insufficient to permit the payment to the holders of the Serial Preferred Stock of the full amount payable thereon, then said assets shall be distributed ratably among the holders of the respective series of Serial Preferred Stock in accordance with the sums which would be payable on such dissolution, liquidation or winding up, if all sums payable were discharged in full.

     Preemptive or Other Subscription Rights: No holder of any Serial Preferred Stock has any preemptive rights.

     Conversion Rights: None of the Serial Preferred Stock of any series has any conversion rights.

     Calls and Assessments: The New Preferred Stock when duly issued will be fully paid and non-assessable and the holders of such shares will not be liable to any further calls on unpaid installments or to assessments by the Company.

     Additional Serial Preferred Stock: Additional Serial Preferred Stock may be issued from time to time in series when authorized by the Company's Board of Directors, up to the number of authorized but unissued shares of Serial Preferred Stock set forth in the Certificate of Incorporation. The series designation, dividend rate (or method of determining dividend rate), dividend payment dates, amounts to be paid upon voluntary or involuntary dissolution, liquidation or winding-up of the Company, redemption prices and terms, if any, and other terms, restrictions and qualifications of each series shall be determined by the Board of Directors to the extent not fixed by the Certificate of Incorporation. The holders of any subsequent series of Serial Preferred Stock shall not be given voting powers greater than those of the holders of the presently outstanding Serial Preferred Stock or the New Preferred Stock or the privilege of purchasing or subscribing for any shares of the Company or any securities convertible into shares of the Company or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class unless the same powers and privileges are given to the holders of all of the Serial Preferred Stock then outstanding including the New Preferred Stock.

     Transfer Agent: The Transfer Agent and Registrar of the Serial Preferred Stock is First Chicago Trust Company of New York, P.O. Box 2550, Jersey City, New Jersey 07303-2550.

DESCRIPTION OF DEPOSITARY PREFERRED SHARES AND DEPOSITARY RECEIPTS

     If Depositary Preferred Shares are issued in respect of the New Preferred Stock, the Depositary Preferred Shares will be evidenced by certificates ("Depositary Receipts") issuable pursuant to a proposed agreement ("Deposit Agreement") among the Company, a financial institution to be named in the applicable Prospectus Supplement, as Depositary ("Depositary"), and the holders from time to time of the Depositary Receipts. Each Depositary Preferred Share will represent 1/4 of a share of the New Preferred Stock deposited under the Deposit Agreement. Each owner of a Depositary Preferred Share will be entitled, proportionally, to all of the rights and preferences of the New Preferred Stock (including dividends and redemption, sinking fund, liquidation and voting rights) contained in the Certificate of Incorporation and summarized under "Securities -- Description of New Preferred Stock" herein and "Supplemental Description of New Preferred Stock" in the applicable Prospectus Supplement.

     Reference is made to the proposed form of Deposit Agreement which is filed as an Exhibit to the Registration Statement of which this Prospectus is a part for complete statements of the provisions of the

Depositary Preferred Shares and Depositary Receipts and the following summary of certain of the provisions thereof is qualified in its entirety by reference to such exhibit.

     Withdrawal of New Preferred Stock: Upon surrender at the office of the Depositary, at the location to be set forth in the applicable Prospectus Supplement, of Depositary Receipts and payment by the holder of record of such Depositary Receipts of the fees and charges of the Depositary described in "Charges of Depositary" below, and subject to the Deposit Agreement, an owner of Depositary Preferred Shares is entitled to delivery at such office, to or upon the order of such owner, of the New Preferred Stock and any other property at the time represented by such Depositary Preferred Shares. Upon such surrender, an owner of Depositary Preferred Shares will be entitled to receive whole shares of the New Preferred Stock on a four-for-one basis and Depositary Receipts for fractional interests in the New Preferred Stock. If the Depositary Receipts delivered by the holder evidence a number of Depositary Preferred Shares in excess of the number of whole shares of New Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Preferred Shares.

     Stock Exchange Listing: The New Preferred Stock will not be listed on any stock exchange and it is anticipated that there will be no public trading market for the New Preferred Stock except as may be represented by the Depositary Preferred Shares. Reference is made to the applicable Prospectus Supplement for information on whether application will be made to list any Depositary Preferred Shares on the NYSE.

     Issuance of Depositary Preferred Shares: Immediately following the issuance of New Preferred Stock to be represented by Depositary Preferred Shares, the Company will deposit such New Preferred Stock with the Depositary. The Depositary will, upon deposit of such New Preferred Stock and subject to the terms of the Deposit Agreement relating to transfer, execute and deliver to the person specified by the depositor the number of Depositary Preferred Shares issuable in respect of such deposit.

     The Depositary may also require the assignment of dividends or other property which may be or become payable in respect of the New Preferred Stock presented for deposit or, in lieu of such assignment, a satisfactory indemnity agreement. The New Preferred Stock may be deposited while the register of stockholders of the Company is closed, subject to compliance with the Deposit Agreement.

     Redemption and Sinking Fund: The Depositary Preferred Shares are redeemable simultaneously with and on the same terms and conditions as the underlying New Preferred Stock whether pursuant to optional or mandatory (including sinking fund, if any) redemption provisions. Whenever the Company shall be required to or shall elect to redeem shares of the underlying New Preferred Stock, the Depositary will redeem, as provided in the Deposit Agreement and subject to the simultaneous redemption of the underlying shares of New Preferred Stock, that number of Depositary Preferred Shares as shall represent the number of shares of the New Preferred Stock to be redeemed by the Company from the Depositary, subject to not less than 30 days' prior notice to the owners of the Depositary Preferred Shares to be redeemed. In case less than all of the Depositary Preferred Shares are to be redeemed, the Depositary Preferred Shares to be redeemed shall be selected by the Depositary by lot or substantially equivalent method. See "Securities -- Description of New Preferred Stock" herein and "Supplemental Description of New Preferred Stock" in the applicable Prospectus Supplement.

     Dividends and Other Distributions: The Depositary will distribute all cash dividends or other cash distributions received in respect of the New Preferred Stock to the record holders of Depositary Receipts in proportion, insofar as practicable, to the number of Depositary Preferred Shares owned by such holders.

     Voting the Underlying New Preferred Stock: Upon receipt of notice of any meeting at which the holders of the New Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of Depositary Receipts. The record holders of Depositary Receipts on the record date will be entitled to instruct the Depositary in writing as to the exercise of the voting rights pertaining to the amount of the New Preferred Stock represented by their respective Depositary Preferred Shares. Because the New Preferred Stock will have one vote per share, the holders of the Depositary Preferred Shares will have 1/4th vote per share. The Depositary will endeavor, insofar as practicable, to vote the amount of the New Preferred Stock represented by such Depositary Preferred Shares in accordance with such instructions, and the Company has agreed to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting the New Preferred Stock to the extent that it does not receive specific instructions from the owners of the Depositary Preferred Shares. The owners of the Depositary Preferred Shares shall have no greater voting rights than the holders of the New Preferred Stock. The holders of New Preferred Stock will be entitled to vote, as a class together with any other series of preferred stock of the Company similarly affected, as provided above in "Securities -- Description of New Preferred Stock -- Voting Rights."

     Record Date: Whenever any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are at any time offered with respect to the underlying New Preferred Stock, or the Depositary receives notice of any meeting at which holders of such New Preferred Stock are entitled to vote, the Depositary will in each such instance fix a record date (which shall be the same date as the record date for the New Preferred Stock) for the determination of the holders of Depositary Receipts who are entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting.

     Amendment and Termination of the Deposit Agreement: The form of the Depositary Receipts and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. Any amendment which imposes or increases any fees, taxes or charges upon owners of Depositary Preferred Shares (other than taxes and other charges, fees and telecopier or delivery expenses payable by owners of Depositary Preferred Shares as stated below under "Securities -- Description of Depositary Preferred Shares and Depositary Receipts -- Charges of Depositary"), or which otherwise prejudices any substantial existing right of the holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been given to the record holders of outstanding Depositary Receipts.

     Whenever directed by the Company, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the holders of all outstanding Depositary Preferred Shares at least 30 days prior to the date of termination. Upon termination of the Deposit Agreement, the record holders of outstanding Depositary Receipts shall exchange such Depositary Receipts for shares of the underlying New Preferred Stock, provided that no fractional shares of New Preferred Stock will be issued and, in lieu thereof, each holder otherwise entitled to a fractional share of New Preferred Stock shall be paid cash in an amount equal to the redemption price attributable to the fractional shares. If any Depositary Receipts remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the owners thereof, and will not give any further notices (other than notices of such termination) or perform any further acts under the Deposit Agreement except that the Depositary will continue (i) to collect dividends and other distributions pertaining to the New Preferred Stock held by the Depositary and (ii) to deliver New Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for Depositary Receipts surrendered to the Depositary. At any time after the expiration of two years from the date of termination, the Depositary shall, at the direction of the Company, sell the New Preferred Stock then held by it at public or private sale, at such place or places and upon such terms as the Company deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered. Within 60 days after the first anniversary of the date of such sale, the Depositary shall pay to the Company any of such proceeds which have not been claimed by the holders of Depositary Receipts.

     Charges of Depositary: All charges in connection with the initial issuance of the Depositary Preferred Shares will be borne by the Company. Pursuant to
Section 5.08 of the Deposit Agreement, the Company will pay all other fees and charges of the Depositary except for fees of the Depositary for the withdrawal of New Preferred Stock, taxes (including transfer taxes, if any) and other governmental charges payable in connection with the Depositary Preferred Shares, and such telecopier and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts. All such fees and charges described in the preceding sentence shall be paid by the holders of Depositary Receipts (except as otherwise provided in said Section 5.08).

     To the extent the fees of the Depositary are not to be paid by the Company pursuant to Section 5.08 of the Deposit Agreement, the Depositary will charge the parties to whom Depositary Receipts or shares of New Preferred Stock are delivered a fee of $25.00 for each transaction involving the withdrawal of New Preferred Stock.

     General: The Depositary will make available for inspection by owners of Depositary Preferred Shares at its office, at the location to be set forth in the applicable Prospectus Supplement, all reports and communications from the Company which are made generally available to the holders of its New Preferred Stock and will send to owners of Depositary Preferred Shares copies of all notices and reports required to be sent to the owners of New Preferred Stock.

     Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement are limited to performance in good faith of their duties thereunder and they are not obligated to prosecute or defend any legal proceeding in respect of any Depositary Preferred Shares or underlying New Preferred Stock unless satisfactory indemnity is furnished. They may rely upon advice or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine. The Depositary is not responsible for any failure to carry out any instructions to vote, provided it acts in good faith, and it may deal in any class of securities of the Company and in the Depositary Preferred Shares.

     The Depositary may from time to time appoint Depositary's Agents (which may include the Company) for purposes of the Deposit Agreement.

     The Depositary may resign or be removed by the Company, effective upon the acceptance by its successor depositary of its appointment.

     Unless otherwise set forth in the applicable Prospectus Supplement, the Depositary will act as Transfer Agent and, if listed on the NYSE, the Registrar of the Depositary Receipts.

COMMON STOCK DIVIDENDS AND PRICE RANGE

     The following table sets forth the reported high and low sale prices of the Company's Common Stock as reported by The Wall Street Journal for, and the dividends per share declared in, the periods indicated:

                                                                                DIVIDEND
                                                                                  PER
YEAR                                                           HIGH     LOW      SHARE
- -----                                                          ----     ---     --------
 1992(1Q).................................................... $28 7/8   25 7/8     .48
     (2Q)....................................................  29 1/2   26         .50
     (3Q)....................................................  30 1/4   28 1/4     .50
     (4Q)....................................................  31 1/4   28 7/8     .50
 1993(1Q)....................................................  34 1/4   30 5/8     .50
     (2Q)....................................................  34 1/2   30 5/8     .515
     (3Q)....................................................  35 5/8   34         .515
     (4Q)....................................................  34 3/8   28 3/8     .515
 1994(1Q)....................................................  30 1/8   27 7/8     .515
     (2Q)....................................................  29 3/4   25 3/4     .52
     (3Q)....................................................  27 5/8   23         .52
     (4Q) (through November 1, 1994).........................  24 7/8   22 7/8      --

The Company and its principal predecessors have paid dividends on its Common Stock in each year since 1903. While the Board of Directors of the Company intends to continue the practice of paying dividends quarterly, the amounts and dates of such dividends as may be declared will be based on all the facts and circumstances known at the time of consideration of such declaration. For a recent closing sale price of the Common Stock, as reported on the NYSE, see the cover page of the applicable Prospectus Supplement.

     The Company maintains an Automatic Dividend Reinvestment and Stock Purchase Plan ("Dividend Reinvestment Plan") available for shareholders of record. Under the Dividend Reinvestment Plan, dividends on the shares owned by the shareholder are automatically reinvested in the Company's Common Stock. The shareholder may also make additional cash payments (not exceeding $10,000 per quarter) for the purchase of Common Stock under the Dividend Reinvestment Plan. All expenses of the Dividend Reinvestment Plan are paid by the Company. Shares are purchased on behalf of participants in the Dividend Reinvestment Plan either on the open market or directly from the Company, or a combination of both, as the Company shall elect. Shares purchased directly from the Company consist of authorized but unissued shares of Common Stock. The foregoing is only a summary of the Dividend Reinvestment Plan. Details are contained in the Prospectus relating to the Dividend Reinvestment Plan, which can be obtained by writing to the Director of Shareholder Relations, Central Hudson Gas & Electric Corporation, 284 South Avenue, Poughkeepsie, New York 12601-4879.

     The Company has a Customer Stock Purchase Plan to provide its residential customers with a convenient method of purchase and sale of shares of the Company's Common Stock. Shares are purchased on behalf of participants in such Plan either on the open market or directly from the Company, or a combination of both, as the Company shall elect. Shares purchased directly from the Company consist of authorized but unissued shares of Common Stock.

     The Company also maintains for employees an Employee Stock Purchase Plan which provides for the acquisition of shares of the Company's Common Stock in the open market.

DESCRIPTION OF COMMON STOCK

     The statements set forth below are brief summaries of certain provisions contained in the Certificate of Incorporation, and in the Company's 4.85% Promissory Notes, due December 1, 1995, which are exhibits to the Registration Statement to which this Prospectus is a part. Such statements do not purport to be complete and reference is made to said exhibits for complete statements of such provisions.

     Terms of Additional Common Stock: Reference is made to the applicable Prospectus Supplement which accompanies this Prospectus for the following terms and other information with respect to the Additional Common Stock being offered thereby: (1) the number of shares of such Additional Common Stock; (2) the initial public offering price; and (3) any other specific terms applicable to the offering of such Additional Common Stock.

     Dividend Rights: Subject to the limitations set forth in the following paragraph, the Board of Directors may declare dividends upon the Common Stock payable out of the retained earnings remaining after full cumulative dividends upon the Company's Serial Preferred Stock shall have been paid or a sum sufficient for the payment thereof shall have been set apart or appropriated for such payment.

     Limitations on the Payment of Dividends: The Company's 4.85% Promissory Notes, due December 1, 1995, contain limitations upon the right of the Company to declare or pay any dividend or make any other distribution on (other than dividends or distributions payable in Common Stock), or acquire for a consideration, any shares of its Common Stock unless specified conditions are satisfied. At September 30, 1994, the amount of retained earnings available for dividends on the Company's Common Stock under the provisions of said 4.85% Promissory Notes was $73,615,759.

     Voting Rights: The holders of the Common Stock are entitled to one vote for each share of such Common Stock at all shareholders' meetings and, except as hereinafter stated, have the only voting rights. Such voting rights are non-cumulative.

     As set forth in the Certificate of Incorporation, the holders of each series of Serial Preferred Stock shall at all times be entitled to vote or act separately as a class with respect to any proposal to authorize any amendment of the Certificate of Incorporation which affects the preferences of outstanding shares of each such series. In addition, if, at any time, dividends on any series of outstanding Serial Preferred Stock shall not have been paid in full for periods aggregating one year or more, then, and until full cumulative dividends thereon shall have been paid, the holders of such series shall have certain voting rights as specified in the Certificate of Incorporation, including the right to elect a majority of the members of the Board of Directors of the Company. See "Securities -- Description of New Preferred Stock -- Voting Rights" above.

     Liquidation Rights: Upon the dissolution, liquidation or winding up of the Company resulting in a distribution of assets to its shareholders, the holders of the Common Stock are entitled to receive the remaining assets of the Company in proportion to the number of shares held by them respectively, after the payments have been made to the holders of each issue of the Serial Preferred Stock as required by the Certificate of Incorporation.

     Preemptive or other Subscription Rights: No holder of Common Stock or outstanding Serial Preferred Stock has any preemptive rights.

     Fair Price Provision: The Certificate of Incorporation contains a "fair price" provision designed generally to assure that all shareholders receive the same price and/or equal treatment for their shares of Common Stock upon an offer for the Company's Common Stock under a proposed business combination. The Company's "fair price" provision prohibits certain business combinations with the controlling or substantial shareholder unless (i) the minimum price and procedural requirements are satisfied, (ii) a majority of disinterested directors approve the transaction, or (iii) the required supermajority shareholder vote is obtained, consisting of the affirmative vote of at least 80% of the Company's voting shares, in which vote at least two-thirds of the disinterested shareholders approve the transaction. Such provision supplements the "fair price" protection available under the New York Business Corporation Law.

     Stock Exchange Listing: The outstanding shares of Common Stock are, and the Additional Common Stock to be offered hereby will be, subject to official notice of issuance, listed on the NYSE.

     Other Provisions: The par value of the Common Stock is $5.00 per share. All of the outstanding Common Stock of the Company is, and the Additional Stock to be offered hereby will be, fully paid and non-assessable.

     Transfer Agent and Registrar: The Transfer Agent and Registrar of the Common Stock is First Chicago Trust Company of New York, P.O. Box 2550, Jersey City, New Jersey 07303-2550.

                           LEGAL OPINIONS AND EXPERTS

     The legality of the Securities offered hereby and all legal matters in connection therewith will be passed upon for the Company by Gould & Wilkie, general counsel to the Company, One Chase Manhattan Plaza, New York, New York and for any agent, dealer or underwriter by Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York.

     The statements herein as to matters of law and legal conclusions under "The Company," "Securities -- Description of the New Bonds,"
"Securities -- Description of the Unsecured Notes," "Securities -- Description of New Preferred Stock," "Securities -- Description of Depositary Preferred Shares and Depositary Receipts," "Securities -- Common Stock Dividends and Price Range" and "Securities -- Description of Common Stock" have been reviewed by Gould & Wilkie and are set forth in reliance upon their opinion given upon their authority as experts.

     The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities (i) through underwriters or dealers;
(ii) directly to one or more purchasers; or (iii) through agents. Each Prospectus Supplement sets forth the terms of the offering of the Securities offered thereby, including the name or names of any underwriters, dealers or agents, the initial public offering price or purchase price of such Securities, the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchange on which Debt Securities may be listed and the use of delayed delivery contracts, if any. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Only firms named in a Prospectus Supplement are deemed to be underwriters, dealers or agents in connection with the Securities offered thereby.

     If underwriters are used in the sale of the Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. Any underwriters with respect to any of the Securities will be named in the Prospectus Supplement relating thereto and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any of the Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Securities if any are purchased.

     Subject to certain conditions, the Company may agree to indemnify the several underwriters or agents and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising out of or based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained in the registration statement, this Prospectus, a Prospectus Supplement or the Incorporated Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. See the applicable Prospectus Supplement.

     Underwriters, dealers and agents may engage in transactions with or perform services for the Company in the ordinary course of business.

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, OR, WITH RESPECT TO ANY SERIES OF SECURITIES, THE PROSPECTUS SUPPLEMENT RELATING THERETO, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OF THE UNDERWRITERS. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED THEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses relating to the New Bonds (assuming an issuance of $80,000,000) are as follows:

                                      ITEM                                   AMOUNT
                                      ----                                   ------
        Filing fee, Securities and Exchange Commission...................  $   27,600
        Printing of Registration Statement, Prospectus, Supplemental
          Indenture and Bonds............................................      60,000*
        Mortgage recording tax...........................................     800,000
        Auditor's fee and expenses.......................................      25,000*
        Expenses in connection with qualification of securities under
          blue sky laws including counsel fees...........................      12,000*
        Legal services -- Company's counsel..............................     100,000*
        Authentication and delivery of Bonds and Mortgage Trustee's fees
          and expenses including counsel fees............................      45,000*
        Agents' counsel fee..............................................      40,000*
        Rating agencies fees.............................................      60,000*
        Miscellaneous disbursements......................................      17,000*
                                                                           ----------
                  Total..................................................  $1,186,600*
                                                                           ==========

          ------------
          * Estimated

     Estimated expenses relating to the Unsecured Notes (assuming an issuance of $80,000,000) are as follows:

                                      ITEM                                   AMOUNT
                                      ----                                   ------
        Filing fee, Securities and Exchange Commission...................  $   27,600
        Printing of Registration Statement, Prospectus, Unsecured Notes
          Indenture and Unsecured Notes..................................      60,000*
        Auditor's fees and expenses......................................      25,000*
        Expenses in connection with qualification of securities under
          blue sky laws including counsel fees...........................      12,000*
        Legal services -- Company's counsel..............................     100,000*
        Authentication and delivery of Unsecured Notes and Indenture
          Trustee's fees and expenses including counsel fees.............      40,000*
        Agents' counsel fee..............................................      40,000*
        Rating agencies fees.............................................      60,000*
        Miscellaneous disbursements......................................      17,000*
                                                                           ----------
                  Total..................................................  $  381,600*
                                                                           ==========

          ------------
          * Estimated

     Estimated expenses relating to the New Preferred Stock (assuming an issuance of 250,000 shares), other than underwriting discounts and commissions, are as follows:

                                      ITEM                                   AMOUNT
                                      ----                                   ------
        Filing fee, Securities and Exchange Commission...................  $    8,700
        Printing of Registration Statement, Prospectus, Stock
          Certificates and related papers................................      35,000*
        Auditor's fees and expenses......................................      50,000*
        Expenses in connection with qualification of securities under
          blue sky laws including counsel fees...........................      25,000*
        Legal services -- Company's counsel..............................      75,000*
        Establishment of Depositary......................................      25,000*
        Rating agencies fees.............................................      30,000*
        Miscellaneous disbursements......................................       8,250*
                                                                           ----------
                  Total..................................................  $  256,950*
                                                                           ==========

          ------------
          * Estimated

     Estimated expenses relating to the Additional Common Stock (assuming an issuance of an amount of $40,000,000 in initial aggregate offering price), other than underwriting discounts and commissions, are as follows:

                                      ITEM                                   AMOUNT
                                      ----                                   ------
        Filing fee, Securities and Exchange Commission...................  $   13,800
        Printing of Registration Statement, Prospectus and related
          papers.........................................................      55,000*
        Auditor's fees and expenses......................................      25,000*
        Expenses in connection with qualification of securities under
          blue sky laws including counsel fees...........................      20,000*
        Legal services -- Company's counsel..............................      55,000*
        New York Stock Exchange Listing fee..............................       5,250**
        Miscellaneous disbursements......................................      10,000*
                                                                           ----------
                  Total..................................................  $  184,050*
                                                                           ==========

          ------------
           * Estimated
          ** Assumes an issuance of 1,500,000 shares

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Directors and officers of the Registrant are in certain cases entitled, pursuant to provisions contained in Sections 721 through 726 of the New York Business Corporation Law ("BCL"), Article II, Section 13, of the Bylaws of the Registrant, and the Registrant's Retirement Income Plan and Disability Plan, to indemnification against expenses and liabilities arising from their acts or omissions. The Bylaws of the Registrant contain provisions that the Registrant shall indemnify, to the full extent permitted by law, any person made, or threatened to be made, a party to any action or proceedings, whether civil or criminal, by reason of the fact that such person is or was a director or officer of the Registrant. The Registrant has entered into an indemnification agreement with each of its directors and officers. Each such agreement relates to indemnification by the Registrant to the full extent authorized or permitted by law for any civil or criminal action or proceeding arising by reason of that individual's role as a director or officer of the Board of Directors or as an officer or employee of the Registrant or service with any other corporation, partnership, joint venture, trust, employee benefit plan or enterprise in any such capacity at the request of the Registrant. In addition, the Registrant's Certificate of Incorporation exempts directors from certain liabilities arising out of events occurring on and after April 6, 1988, pursuant to Section 402(b) of the BCL. The Registrant, pursuant to authority granted by the BCL, has purchased liability insurance on behalf of itself and its directors and officers in connection with the corporate responsibilities of such directors and officers.

     The form of underwriting agreement to which the offering contained in this Registration Statement relates also provides that the underwriters named therein will, under certain circumstances, indemnify the Registrant, its directors and officers, and any person who controls any thereof.

ITEM 16.  EXHIBITS

     Following is the list of Exhibits, as required by Item 601 of Regulation S-K, filed as part of the Registration Statement, including Exhibits incorporated herein by reference:

                                                                           PREVIOUSLY FILED*
                                                        -------------------------------------------------------
                                                                                   WITH THE
                                                                              FOLLOWING PERIODIC
(REGULATION S-K)                                            WITH                REPORT OF THE
    ITEM 601                                            REGISTRATION            COMPANY (FILE             AS
  DESIGNATION                    EXHIBIT                STATEMENT NO.            NO. 1-3268)            EXHIBIT
- ----------------                 -------                -------------         ------------------        -------
 (1)(a)            -- Form of Distribution Agreement.

    (b)            -- Form of Preferred Stock
                      Underwriting Agreement

    (c)            -- Form of Common Stock
                      Underwriting Agreement

 (4)               -- Instruments defining the rights
                      of security holders:

   (i)1            -- Restated Certificate of                           10-Q Report for quarter ended      (3)1
                      Incorporation of the Company                      September 30, 1993
                      under Section 807 of the
                      Business Corporation Law, filed
                      August 14, 1989.

   (i)2            -- Certificate of Amendment to the                   10-Q Report for quarter ended      (3)2
                      Restated Certificate of                           September 30, 1993
                      Incorporation of the Company
                      under Section 805 of the
                      Business Corporation Law, filed
                      April 5, 1990.

   (i)3            -- Certificate of Amendment of the                   10-Q Report for quarter ended      (3)3
                      Certificate of Incorporation of                   September 30, 1993
                      the Company under Section 805 of
                      the Business Corporation Law,
                      filed October 19, 1993.

   (i)4            -- Form of the Company's 4.85%          2-66511                                        1.9
                      Promissory Notes.

   (i)5            -- Bylaws in effect on the date of                   10-Q Report for quarter ended      (3)(iii)
                   this Registration Statement.                         March 31, 1994

  +(i)6            -- Indenture dated as of January 1,                  10-K/A Report for year ended        4(ii)1
                      1927 between the Registrant and                   December 31, 1992
                      American Exchange Irving Trust
                      Company (now The Bank of New
                      York), as Trustee.

                   -- Supplemental Indentures to
                      Indenture dated as of January 1,
                      1927:

                   NUMBER          DATED AS OF
                   ------          -----------
  +(i)7            First           March 1, 1935                        10-K/A Report for year ended        4(ii)2
                                                                        December 31, 1992

  +(i)8            Second          June 1, 1937                         10-K/A Report for year ended        4(ii)3
                                                                        December 31, 1992

                                                                           PREVIOUSLY FILED*
                                                        -------------------------------------------------------
                                                                                   WITH THE
                                                                              FOLLOWING PERIODIC
(REGULATION S-K)                                            WITH                REPORT OF THE
    ITEM 601                                            REGISTRATION            COMPANY (FILE             AS
  DESIGNATION                    EXHIBIT                STATEMENT NO.            NO. 1-3268)            EXHIBIT
- ----------------                 -------                -------------         ------------------        -------
  +(i)9            Third           April 1, 1940                        10-K/A Report for year ended        4(ii)4
                                                                        December 31, 1992
  +(i)10           Fourth          March 1, 1941                        10-K/A Report for year ended        4(ii)5
                                                                        December 31, 1992
  +(i)11           Fifth           December 1, 1950                     10-K/A Report for year ended        4(ii)6
                                                                        December 31, 1992
  +(i)12           Sixth           December 1, 1952                     10-K/A Report for year ended        4(ii)7
                                                                        December 31, 1992
  +(i)13           Seventh         October 1, 1954                      10-K/A Report for year ended        4(ii)8
                                                                        December 31, 1992
  +(i)14           Eighth          May 15, 1958                         10-K/A Report for year ended        4(ii)9
                                                                        December 31, 1992
   (i)15           Ninth           December 1, 1967                     10-K/A Report for year ended        4(ii)10
                                                                        December 31, 1992
   (i)16           Tenth           January 15, 1969        2-65127                                          2.12
   (i)17           Eleventh        June 1, 1970            2-67537                                          1.13
   (i)18           Twelfth         February 1, 1972                     10-K/A Report for year ended        4(ii)13
                                                                        December 31, 1992
   (i)19           Thirteenth      April 15, 1974                       10-K/A Report for year ended        4(ii)14
                                                                        December 31, 1992
   (i)20           Fourteenth      November 1, 1975                     10-K/A Report for year ended        4(ii)15
                                                                        December 31, 1992
   (i)21           Fifteenth       June 1, 1977                         10-K/A Report for year ended        4(ii)16
                                                                        December 31, 1992
   (i)22           Sixteenth       September 15, 1979      2-67537                                          1.18
   (i)23           Seventeenth     May 15, 1980            2-69640                                          4(ii)18
   (i)24           Eighteenth      November 15, 1980                    10-K/A Report for year ended        4(ii)19
                                                                        December 31, 1992
   (i)25           Nineteenth      August 15, 1981                      10-K/A Report for year ended        4(ii)20
                                                                        December 31, 1992
   (i)26           Twentieth       September 1, 1982                    10-K/A Report for year ended        4(ii)21
                                                                        December 31, 1992
   (i)27           Twenty-First    November 22, 1982                    10-K/A Report for year ended        4(ii)22
                                                                        December 31, 1992
   (i)28           Twenty-Second   May 24, 1984                         10-K/A Report for year ended        4(ii)23
                                                                        December 31, 1992
   (i)29           Twenty-Third    June 15, 1985                        10-K/A Report for year ended        4(ii)24
                                                                        December 31, 1992
   (i)30           Twenty-Fourth   September 1, 1986                    10-K/A Report for year ended        4(ii)25
                                                                        December 31, 1992
   (i)31           Twenty-Fifth    December 1, 1988                     10-K/A Report for year ended        4(ii)26
                                                                        December 31, 1992
   (i)32           Twenty-Sixth    May 1, 1991                          10-K/A Report for year ended        4(ii)27
                                                                        December 31, 1992
   (i)33           Twenty-Seventh  May 15, 1992                         10-K/A Report for year ended        4(ii)28
                                                                        December 31, 1992

Prospectus Supplement Dated May 28, 1992 (To Prospectus Dated April 13, 1992) relating to $125,000,000 principal amount of First Mortgage Bonds, designated Secured Medium-Term Notes, Series A, and the Prospectus Dated April 13, 1992, relating to $125,000,000 principal amount of Registrant's debt securities attached thereto, as filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624, and, as applicable to a tranche of such Secured Medium-Term Notes, one of the following:

(a) Pricing Supplement No. 1, Dated June 4, 1992 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

(b) Pricing Supplement No. 2, Dated June 4, 1992 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

(c) Pricing Supplement No. 3, Dated June 4, 1992 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

(d) Pricing Supplement No. 4, Dated August 20, 1992 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

(e) Pricing Supplement No. 5, Dated August 20, 1992 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

(f) Pricing Supplement No. 6, Dated July 26, 1993 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

(g) Pricing Supplement No. 7, Dated July 26, 1993 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

   (i)34           -- Form of Supplemental Mortgage Indenture between Registrant and The Bank of New
                      York, as Trustee, which contains forms of New Bonds.

  *(i)35           -- Unsecured Note Indenture between Registrant and First Trust of New York, National
                      Association (as successor trustee to Morgan Guaranty Trust Company of New York), as
                      Trustee, dated as of April 1, 1992 (previously filed with the Company's Current
                      Report on Form 8-K, dated May 27, 1992, as Exhibit (4)(ii)29).

Prospectus Supplement Dated May 28, 1992 (To Prospectus Dated April 13, 1992) relating to $125,000,000 principal amount of Medium-Term Notes, Series A, and the Prospectus Dated April 13, 1992, relating to $125,000,000 principal amount of Registrant's debt securities attached thereto, as filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624, and, as applicable to a tranche of such Medium-Term Notes, one of the following:

(a) Pricing Supplement No. 1, Dated June 26, 1992 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

(b) Pricing Supplement No. 2, Dated October 6, 1993 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

   (i)36           -- Forms of Unsecured Notes.

   (i)37           -- Form of Certificate of Amendment of the Certificate of Incorporation of the Company
                      pursuant to Section 805 of the Business Corporation Law.

   (i)38           -- Form of Deposit Agreement among Registrant, a financial institution to be named, as
                      Depositary, and Holders of Depositary Receipts.

(5)                -- Opinion of counsel re legality.

(12)               -- Statement showing the Computation of the Ratio of Earnings to Fixed Charges and the
                      Computation of the Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                      Dividends.

(23)               -- Consents of experts and counsel.

    (a)            -- Consent of Price Waterhouse.

    (b)            -- Consent of Gould & Wilkie (contained in their opinion, a copy of which is filed as
                      Exhibit (5)).

(24)               -- Power of attorney for each officer and director signing the Registration Statement.

(25)               -- Statement of eligibility of trustee.

    (a)            -- Statement of eligibility of trustee (Statement of Eligibility and Qualification on
                      Form T-1 of The Bank of New York under the Mortgage Indenture).

    (b)            -- Statement of eligibility of trustee (Statement of Eligibility and Qualification on
                      Form T-1 of First Trust of New York, National Association, under the Unsecured Note
                      Indenture).

(27)               --Financial Data Schedule.

- ------------
* Incorporated herein by reference.

+ This Exhibit has heretofore been classified as a basic document under previous
  Rule 24(b) of the SEC Rules of Practice.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Act");

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in the first paragraph of Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF POUGHKEEPSIE, AND STATE OF NEW YORK, ON THE 7TH DAY OF NOVEMBER, 1994.

                                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                                (Registrant)

                                          By          JOHN E. MACK III
                                            ----------------------------------
                                                     (John E. Mack III,
                                               Chairman of the Board and Chief
                                                      Executive Officer)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                  SIGNATURE                               TITLE                       DATE
- ---------------------------------------------  ----------------------------    -------------------
Principal Executive Officer
or Officers and Director:
              JOHN E. MACK III                 Chairman of the Board and         November 7, 1994
  ---------------------------------------       Chief Executive Officer
             (John E. Mack III)                        and Director

JOHN F. DRAIN, Vice President -- Finance and
  Controller (Principal Financial Officer and
  Principal Accounting Officer); L. WALLACE
  CROSS, JACK EFFRON, RICHARD H. EYMAN,
  FRANCES D. FERGUSSON, HEINZ K. FRIDRICH,
  EDWARD F.X. GALLAGHER, PAUL J. GANCI,
  CHARLES LAFORGE, HOWARD C. ST. JOHN and
  EDWARD P. SWYER, Directors

        By          JOHN E. MACK III
          ------------------------------------
          (John E. Mack III, Attorney-in-Fact)
                                                                                  November 7, 1994

                               INDEX TO EXHIBITS

                                                                           PREVIOUSLY FILED*
                                                        -------------------------------------------------------
                                                                                   WITH THE
                                                                              FOLLOWING PERIODIC
(REGULATION S-K)                                            WITH                REPORT OF THE
    ITEM 601                                            REGISTRATION            COMPANY (FILE             AS
  DESIGNATION                    EXHIBIT                STATEMENT NO.            NO. 1-3268)            EXHIBIT
- ----------------                 -------                -------------         ------------------        -------
 (1)(a)            -- Form of Distribution Agreement.
    (b)            -- Form of Preferred Stock
                      Underwriting Agreement
    (c)            -- Form of Common Stock
                      Underwriting Agreement
 (4)               -- Instruments defining the rights
                   of security holders:
   (i)1            -- Restated Certificate of                           10-Q Report for quarter ended      (3)1
                      Incorporation of the Company                      September 30, 1993
                      under Section 807 of the
                      Business Corporation Law, filed
                      August 14, 1989.
   (i)2            -- Certificate of Amendment to the                   10-Q Report for quarter ended      (3)2
                      Restated Certificate of                           September 30, 1993
                      Incorporation of the Company
                      under Section 805 of the
                      Business Corporation Law, filed
                      April 5, 1990.
   (i)3            -- Certificate of Amendment of the                   10-Q Report for quarter ended      (3)3
                      Certificate of Incorporation of                   September 30, 1993
                      the Company under Section 805 of
                      the Business Corporation Law,
                      filed October 19, 1993.
   (i)4            -- Form of the Company's 4.85%          2-66511                                        1.9
                      Promissory Notes.
   (i)5            -- Bylaws in effect on the date of                   10-Q Report for quarter ended      (3)(iii)
                   this Registration Statement.                         March 31, 1994
  +(i)6            -- Indenture dated as of January 1,                  10-K/A Report for year ended        4(ii)1
                      1927 between the Registrant and                   December 31, 1992
                      American Exchange Irving Trust
                      Company (now The Bank of New
                      York), as Trustee.
                   -- Supplemental Indentures to
                      Indenture dated as of January 1,
                      1927:

                   NUMBER          DATED AS OF
                   ------          -----------
  +(i)7            First           March 1, 1935                        10-K/A Report for year ended        4(ii)2
                                                                        December 31, 1992
  +(i)8            Second          June 1, 1937                         10-K/A Report for year ended        4(ii)3
                                                                        December 31, 1992
  +(i)9            Third           April 1, 1940                        10-K/A Report for year ended        4(ii)4
                                                                        December 31, 1992
  +(i)10           Fourth          March 1, 1941                        10-K/A Report for year ended        4(ii)5
                                                                        December 31, 1992
  +(i)11           Fifth           December 1, 1950                     10-K/A Report for year ended        4(ii)6
                                                                        December 31, 1992
  +(i)12           Sixth           December 1, 1952                     10-K/A Report for year ended        4(ii)7
                                                                        December 31, 1992
  +(i)13           Seventh         October 1, 1954                      10-K/A Report for year ended        4(ii)8
                                                                        December 31, 1992
  +(i)14           Eighth          May 15, 1958                         10-K/A Report for year ended        4(ii)9
                                                                        December 31, 1992

                                                                           PREVIOUSLY FILED*
                                                        -------------------------------------------------------
                                                                                   WITH THE
                                                                              FOLLOWING PERIODIC
(REGULATION S-K)                                            WITH                REPORT OF THE
    ITEM 601                                            REGISTRATION            COMPANY (FILE             AS
  DESIGNATION                    EXHIBIT                STATEMENT NO.            NO. 1-3268)            EXHIBIT
- ----------------                 -------                -------------         ------------------        -------
   (i)15           Ninth           December 1, 1967                     10-K/A Report for year ended        4(ii)10
                                                                        December 31, 1992
   (i)16           Tenth           January 15, 1969        2-65127                                       2.12
   (i)17           Eleventh        June 1, 1970            2-67537                                       1.13
   (i)18           Twelfth         February 1, 1972                     10-K/A Report for year ended        4(ii)13
                                                                        December 31, 1992
   (i)19           Thirteenth      April 15, 1974                       10-K/A Report for year ended        4(ii)14
                                                                        December 31, 1992
   (i)20           Fourteenth      November 1, 1975                     10-K/A Report for year ended        4(ii)15
                                                                        December 31, 1992
   (i)21           Fifteenth       June 1, 1977                         10-K/A Report for year ended        4(ii)16
                                                                        December 31, 1992
   (i)22           Sixteenth       September 15, 1979      2-67537                                       1.18
   (i)23           Seventeenth     May 15, 1980            2-69640                                          4(ii)18
   (i)24           Eighteenth      November 15, 1980                    10-K/A Report for year ended        4(ii)19
                                                                        December 31, 1992
   (i)25           Nineteenth      August 15, 1981                      10-K/A Report for year ended        4(ii)20
                                                                        December 31, 1992
   (i)26           Twentieth       September 1, 1982                    10-K/A Report for year ended        4(ii)21
                                                                        December 31, 1992
   (i)27           Twenty-First    November 22, 1982                    10-K/A Report for year ended        4(ii)22
                                                                        December 31, 1992
   (i)28           Twenty-Second   May 24, 1984                         10-K/A Report for year ended        4(ii)23
                                                                        December 31, 1992
   (i)29           Twenty-Third    June 15, 1985                        10-K/A Report for year ended        4(ii)24
                                                                        December 31, 1992
   (i)30           Twenty-Fourth   September 1, 1986                    10-K/A Report for year ended        4(ii)25
                                                                        December 31, 1992
   (i)31           Twenty-Fifth    December 1, 1988                     10-K/A Report for year ended        4(ii)26
                                                                        December 31, 1992
   (i)32           Twenty-Sixth    May 1, 1991                          10-K/A Report for year ended        4(ii)27
                                                                        December 31, 1992
   (i)33           Twenty-Seventh  May 15, 1992                         10-K/A Report for year ended        4(ii)28
                                                                        December 31, 1992

Prospectus Supplement Dated May 28, 1992 (To Prospectus Dated April 13, 1992) relating to $125,000,000 principal amount of First Mortgage Bonds, designated Secured Medium-Term Notes, Series A, and the Prospectus Dated April 13, 1992, relating to $125,000,000 principal amount of Registrant's debt securities attached thereto, as filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624, and, as applicable to a tranche of such Secured Medium-Term Notes, one of the following:

(a) Pricing Supplement No. 1, Dated June 4, 1992 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

(b) Pricing Supplement No. 2, Dated June 4, 1992 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

(c) Pricing Supplement No. 3, Dated June 4, 1992 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

(d) Pricing Supplement No. 4, Dated August 20, 1992 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

(e) Pricing Supplement No. 5, Dated August 20, 1992 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

(f) Pricing Supplement No. 6, Dated July 26, 1993 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

(g) Pricing Supplement No. 7, Dated July 26, 1993 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

   (i)34           -- Form of Supplemental Mortgage Indenture between Registrant and The Bank of New
                      York, as Trustee, which contains forms of New Bonds.

  *(i)35           -- Unsecured Note Indenture between Registrant and First Trust of New York, National
                      Association (as successor trustee to Morgan Guaranty Trust Company of New York), as
                      Trustee, dated as of April 1, 1992 (previously filed with the Company's Current
                      Report on Form 8-K, dated May 27, 1992, as Exhibit (4)(ii)29).

Prospectus Supplement Dated May 28, 1992 (To Prospectus Dated April 13, 1992) relating to $125,000,000 principal amount of Medium-Term Notes, Series A, and the Prospectus Dated April 13, 1992, relating to $125,000,000 principal amount of Registrant's debt securities attached thereto, as filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624, and, as applicable to a tranche of such Medium-Term Notes, one of the following:

(a) Pricing Supplement No. 1, Dated June 26, 1992 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

(b) Pricing Supplement No. 2, Dated October 6, 1993 (To Prospectus Dated April 13, 1992, as supplemented by a Prospectus Supplement Dated May 28, 1992) filed pursuant to Rule 424(b) in connection with Registration Statement No. 33-46624.

   (i)36           -- Forms of Unsecured Notes.

   (i)37           -- Form of Certificate of Amendment of the Certificate of Incorporation of the Company
                      pursuant to Section 805 of the Business Corporation Law.

   (i)38           -- Form of Deposit Agreement among Registrant, a financial institution to be named, as
                      Depositary, and Holders of Depositary Receipts.

(5)                -- Opinion of counsel re legality.

(12)               -- Statement showing the Computation of the Ratio of Earnings to Fixed Charges and the
                      Computation of the Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                      Dividends.

(23)               -- Consents of experts and counsel.

    (a)            -- Consent of Price Waterhouse.

    (b)            -- Consent of Gould & Wilkie (contained in their opinion, a copy of which is filed as
                      Exhibit (5)).

(24)               -- Power of attorney for each officer and director signing the Registration Statement.

(25)               -- Statement of eligibility of trustee.

    (a)            -- Statement of eligibility of trustee (Statement of Eligibility and Qualification on
                      Form T-1 of The Bank of New York under the Mortgage Indenture).

    (b)            -- Statement of eligibility of trustee (Statement of Eligibility and Qualification on
                      Form T-1 of First Trust of New York, National Association, under the Unsecured Note
                      Indenture).

(27)               -- Financial Data Schedule.

- ------------
* Incorporated herein by reference.

+ This Exhibit has heretofore been classified as a basic document under previous
  Rule 24(b) of the SEC Rules of Practice.